[Exhibit 10.13]

October 1st 2011 in Saginaw, MI

American Realty Funds Corporation, A Tennesssee Corporation, has with this letter entered into agreement with The Diversified Group Partnership Management, LLC, a Michigan Limited Liability Corporation for the latter to provide materials and labor for the renovation of properties owned by American Realty Funds Corporation.

Consideration for these materials and labor shall be $31,000.00 per property.

These renovations shall not include the purchase price of any property purchased from The Diversified Group Partnership Management, LLC under separate agreement.

The properties shall be renovated to a condition into which they can be sold for a price at around, or above the after repaired value estimate as estimated by American Realty Funds Corporation.

Properties may be added to this agreement upon notification to The Diversified Group Partnership Management, LLC and payment of the consideration for materials and labor.

Agreed and Accepted By:

/s/Michael Kazee
Michael Kazee, Presient for The Diversified Group Partnership Management, LLC

/s/Joel I. Wilson
Joel I. Wilson, CO-CEO for American Realty Funds Corporation

Joel Wilson

President / Executive Principal

jwilson@diversifiedgroup.net